UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

300 Concord Plaza Drive		78216-6999
San Antonio, Texas		(Zip Code)
(Address of principal executive offices)

(210) 828-8484
(Registrant’s telephone number,
including area
code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 11, 2005 at 2:00 p.m. Pacific Time, executives of Tesoro Corporation (the “Company”) will present to certain investors the information presented in the slides (“Slide Presentation”) as filed as Exhibit 99.1 to this Current Report which is incorporated by reference. The Slide Presentation will be webcast on the Company’s website at www.tsocorp.com.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including the Slide Presentation, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01 Other Events.

On May 11, 2005, the Company announced, in connection with its May analyst presentation, that its Board of Directors had approved the following capital projects at the Company’s refineries (dollars in millions):

				Estimated
	Refinery/	Expected	2005	Project Costs
Purpose	Project	Completion	Spending	Total	Range

Crude Flexibility	Washington/ Coker	April 2007	$15	$175	+/- 30%
Yield Improvement/ Regulatory	Alaska/Diesel Desulfurizer Unit	April 2007	5	35	+/- 30%
Yield Improvement	Alaska/Vacuum Unit	April 2006	6	12	+/- 30%
Yield Improvement/ Cost Reduction	Washington & North Dakota/ Miscellaneous	March 2006/ June 2006	9	9	+/- 10%
Crude Flexibility/ Regulatory	California/ Engineering		20	20

TOTAL			$55	$251

Related to these projects, the Company currently anticipates that it will spend approximately $55 million in 2005, $156 million in 2006 and $40 million in 2007. These cost estimates are subject to further review and analysis.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Slide Presentation given on May 11, 2005 by Tesoro Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 11, 2005

TESORO CORPORATION
By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Slide Presentation given on May 11, 2005 by Tesoro Corporation.

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